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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement No. 333-49023 on Form S-8 of VF Corporation of our report dated June 6, 2003 relating to the financial statements and financial statement schedule of the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
June 25, 2003

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